UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed in a Form 8-K filed by Nanogen, Inc. (the “Company”) on May 23, 2008, the Company is not in compliance with the $1.00 minimum bid price requirement for continuing listing on NASDAQ. On October 16, 2008, NASDAQ Stock Market filed an immediately effective rule change to suspend temporarily the enforcement of its $1.00 minimum bid price requirement for listed companies through Friday, January 16, 2009. As a result of this rule change, the Company was informed by NASDAQ that it had until February 26, 2009 to regain compliance of the minimum bid price requirement (see the Company’s Form 8-K filed on October 27, 2008). On December 19, 2008, NASDAQ extended the temporary suspension of minimum bid price requirement until April 20, 2009, on which date the rules will be reinstated. As a result of this extension, on February 12, 2009 NASDAQ informed the Company that the Company will now have until May 27, 2009 to regain compliance of the minimum bid price requirement. The Company can regain compliance, either during the suspension or during the compliance period resuming after the suspension, by achieving a $1.00 closing bid price for a minimum of 10 consecutive trading days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date: February 17, 2009	By:	/s/ Nicholas Venuto
	Name:	Nicholas Venuto
	Title:	Chief Financial Officer